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                                                                   EXHIBIT 21.1


                           BRIDGFORD FOODS CORPORATION


                           SUBSIDIARIES OF REGISTRANT



                                                               State in which
         Name of Subsidiary                                     Incorporated
         ------------------                                    --------------
      Bridgford Distributing Company                             California
      Bridgford Meat Company                                     California
      Bridgford Foods of Illinois, Inc.                          California
      A.S.I. Corporation                                         California
      Bridgford Distributing Company of
       Delaware (inactive)                                        Delaware
      American Ham Processors, Inc.* (inactive)                   Delaware
      Bert Packing Company (inactive)                             Illinois
      Moriarty Meat Company (inactive)                            Illinois

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 * No shares have been issued.